Diluted EPS to be updated February 15, 2022 2021 Fourth Quarter and Full Year Results Earnings Presentation

2 Presenters Michael Sacks Chairman and Chief Executive Officer Jonathan Levin President Pamela Bentley Chief Financial Officer Stacie Selinger Head of Investor Relations

Fourth Quarter and Full Year 2021 Results

- Full year 2021 growth driven by strong fundraising of $9.4 billion in FY 2021
- GCM Grosvenor's Board of Directors approved a $0.10 per share dividend payable on March 15, 2022 to shareholders on record March 1, 2022
- In February 2022, GCM Grosvenor's Board of Directors increased its existing stock repurchase authorization for shares and warrants by $20 million, from $25 million to $45 million
  - $15.9 million remained in approved share and warrant repurchase program as of December 31, 2021

$ million		December 31, 2020		December 31, 2021	% Change vs 4Q 20
AUM	$	61,943	$	72,130	16 %
FPAUM		51,969		58,655	13 %
CNYFPAUM		7,057		7,683	9 %

$ million		Three Months Ended December 31, 2021	% Change vs 4Q 20		Year Ended December 31, 2021	% Change vs FY 20
GAAP Revenue	$	190.6	23 %	$	531.6	24 %
GAAP net income attributable to GCM Grosvenor Inc.		14.2	NM		21.5	NM
Fee-Related Revenue[1]		93.2	17 %		347.4	12 %
Adjusted Revenue[1]		187.4	22 %		521.2	24 %
Fee-Related Earnings		36.8	37 %		120.4	27 %
Adjusted EBITDA		80.6	19 %		179.1	22 %
Adjusted Net Income[2]		56.8	23 %		118.8	31 %

1. Excludes fund reimbursement revenue of $3.2 million and $10.4 million for the three months and year ended December 31, 2021, respectively.
2. Reflects a 24.5% blended statutory effective tax rate applied to Adjusted Pre-Tax Income for 2021 (adjusted from 25.0% in Q4 2021) and a 25.0% rate for 2020 and periods prior.

GCM GROSVENOR 3

$ billion 4 Diversified and Strong 2021 Fundraising Private Markets $7.0 $9.4 1.5 1.9 5.5 7.5 FY 2020 FY 2021 Absolute Return Strategies Absolute Return Strategies, 20% Opportunistic, 11% Private Equity, 22% Infrastructure, 37% Real Estate, 10% Specialized Funds, 35% Customized Separate Accounts, 65% Americas, 57% EMEA, 24% APAC, 19% Pension, 34% Government / Sovereign, 26% Corporation, 15% HNW/Non- Institutional, 12% Insurance, 10% Other, 3% By Strategy By Channel By Structure By Geography 2021 Fundraising Composition

$2.1 $3.5 $0.9 $1.9 $1.0 0.6 3.0 0.9 0.9 0.2 0.4 0.6 0.5 0.4 1.0 0.8 Private Equity Infrastructure Real Estate ARS Opportunistic Fundraising Robust Across Verticals 5 Fund Strategy Closed in 4Q 21 ($mm) Closed Through 4Q 21 ($mm) Forecasted Next / First Closing Final Close Advance Fund PE Diverse Managers $191 $770 N/A Closed Q4 21 GSF III PE Secondaries $153 $565 Q2 2022 Late 2022 CIS III Diversified Infrastructure $211 $431 Q2 2022 Early 2023 MAC III Multi-Asset Class $151 $700 Q2 2022 Mid 2023 GCF III PE Co-Investments N/A N/A Q3 2022 Mid 2024 LIF II Labor Impact Infrastructure N/A N/A TBD 2024+ 2021 Fundraising By Strategy ($bn) Customized Separate Accounts ("CSA") Specialized Funds Private Equity Diverse Managers3 Specialized Funds Customized Separate Accounts 3. See Notes towards the end of the document. $9.4 billion 2021 Capital Raised

$12.8 $17.4 2020 2021 ESG and Impact Investments AUM ($bn) 4-6. See Notes towards the end of the document. 36% Diverse Managers Regionally Targeted Clean Energy Labor Impact Other ESG and Impact $11.0 billion $2.1 billion $1.7 billion $0.9 billion $3.7 billion A+ rating from UN Principles of Responsible Investing (PRI)5 $21.1B Committed and invested in ESG and Impact $17.4B of ESG and Impact AUM ESG and Impact Remains a Core Driver of Growth4 6 ESG and Impact AUM by Strategy6

Adjusted Revenue7 77. Excludes fund reimbursement revenue of $2.4 million and $3.2 million for the three months ended December 31, 2020 and December 31, 2021, respectively, and $8.4 million and $10.4 million for the years ended December 31, 2020 and December 31, 2021, respectively. 22% $421.6 $521.2 421.6 521.2 FY 20 FY 21 Q3 21-over-Q3 20 FY 21-over-FY 20 24% $153.0 $187.4 153.0 187.4 Q4 20 Q4 21 $ million Strong 2021 Growth in Revenue $79.4 $93.2 38.4 49.1 38.8 42.92.2 1.2 Private Markets Absolute Return Strategies Administrative fees and other operating income Q4 20 Q4 21 $111.7 $173.9 111.7 173.9 FY 20 FY 21 Incentive Fees 56% $73.6 $94.2 73.6 94.2 Q4 20 Q4 21 28% $309.9 $347.4 150.0 175.4 152.3 165.4 7.6 6.5 Private Markets Absolute Return Strategies Administrative fees and other operating income FY 20 FY 21 Fee-Related Revenue7 17% 12% Q4 21-over-Q4 20

8 19% $67.9 $80.6 Q4 20 Q4 21 $26.8 $36.8 26.8 36.8 Q4 20 Q4 21 37% $46.1 $56.8 46.1 56.8 Q4 20 Q4 21 22% 31% $95.1 $120.4 95.1 120.4 FY 20 FY 21 $147.0 $179.1 147.0 179.1 FY 20 FY 21 $91.0 $118.8 91.0 118.8 FY 20 FY 21 27% 23% $ million Revenue Growth and Operating Leverage Drove Strong Earnings Adjusted Net Income Q3 21-over-Q3 20 FY 21-over-FY 20 Fee-Related Earnings Adjusted EBITDA Q4 21-over-Q4 20

$57.7 $61.9 $72.1 50.1 51.9 58.7 5.2 7.1 7.7 2.4 2.9 5.8 2019 2020 2021 $33.3 $36.7 $45.5 26.5 27.8 33.1 5.0 6.9 7.6 1.8 2.0 4.8 2019 2020 2021 CNYFPAUM Fees Charged on Scheduled Ramp-in $2.7 1.6 0.9 0.2 2022 2023 2024+ $24.4 $25.2 $26.6 23.6 24.1 25.6 0.2 0.2 0.1 0.6 0.9 1.0 2019 2020 2021 FPAUM Contracted not yet FPAUM ("CNYFPAUM") Other8 8. Includes mark to market, insider capital and non fee-paying AUM. Fees Charged on Invested Capital $5.0 $ billion Private Markets AUM Absolute Return Strategies AUM Total AUM ‘19–’21 CAGR Increased Earnings Power From Growing AUM 9 17% ‘19–’21 CAGR 12% ‘19–’21 CAGR 5%

$52 $174 $174 52 52 40 92 82 82 Annual Performance Fees Carried Interest Total $395 $788 133 331 261 457 34% 42% Unrealized Carried Interest - Firm Share Unrealized Carried Interest - Non-Firm Share Average Percent of Firm Share 2020 2021 Growing and Diversified Incentive Fee Opportunity $ million $39 $45 2020 2021 15% Unrealized Carried Interest by Vintage Year11 $253 $207 $328 63 95 173 25% 46% 53% Firm Share of Carried Interest by Vintage Year Average Percent of Firm Share 2013 or Earlier 2014-2016 2017+ Growing Run-Rate Annual Performance Fees12 YE 2020 vs YE 2021 Growing Firm Share of Carried Interest9,11 137 programs in unrealized carried interest 9-12. See Notes towards the end of the document. 10 149% 50 programs eligible for annual performance fees 100% 10 2021 Incentive Fees 10 Net incentive fees to GCM Grosvenor are expected to be 50-60% of firm share of incentive fees10 Firm Share9,10 Contractual and NCI 22

Key 2022 and Long-Term Growth Drivers 11 • Robust pipeline of existing and new clients • Continued high re-up rates from Private Markets clients, both Customized Separate Accounts and Specialized Funds • Incremental capital from expanding client relationships into new strategies • Compounding capital from Absolute Return Strategies performance • Opportunistic investments largely managed by our Strategic Investments Group that leverage the full breadth of our platform and origination opportunity • ESG and Impact are an area of strength within a market with significant tailwinds • Continue to add adjacent capabilities that leverage our unique platform Existing and New Clients New Addressable Markets • Insurance: Established GCM Grosvenor Insurance Solutions in 2021 to increase share of multi-trillion dollar total addressable market • Non-Institutional / Retail: Expanding relationships will lead to increased percentage of capital raising from non-institutional sources • Geographic: ◦ Canada office established in 2021 ◦ Europe offers significant opportunity to grow; added to team and opened Frankfurt office in 2021 Expanded Capabilities Margin Expansion • Our business benefits from embedded operating leverage, which in turn drives scalability 2022 Fee-Related Revenue Growth Drivers • Full-year impact of 2021 FPAUM growth plus CNYFPAUM conversion net of distributions • Private Markets FPAUM growth from 2022 fundraising - from both Customized Separate Accounts and Specialized Funds • 2022 fundraising contributions to CNYFPAUM

13. Reflects GAAP cash including $15 million of cash held at consolidated carry plan entities. 14. Represents firm share of Net Asset Value as of December 31, 2021. 15. Debt principal at pricing of L+250bps as of December 31, 2021, subject to a LIBOR floor of 50bps. 16. Excludes all outstanding letters of credit. 17. Warrants strike at $11.50 and are subject to early redemption or exercise at $18.00 per share. 12 • In accordance with the firm's existing $25 million stock repurchase authorization, GCM Grosvenor repurchased $0.9 million of Class A common stock and $0.8 million of warrants during the quarter • GCM Grosvenor’s Board of Directors increased its existing stock repurchase authorization for shares and warrants by $20 million, from $25 million to $45 million Key Cash, Investment and Debt Metrics as of 12/31/2021 ($mm) Cash and Cash Equivalents13 $ 96 Investments14 138 Cash and Investments 234 Unrealized Carried Interest14 331 Cash, Investments and Unrealized Carried Interest14 565 Debt15 397 Drawn Revolving Credit Facility ($48.2 million available)16 0 Summary of Ownership as of 12/31/2021 (mm) Shares % Management Owned Shares 144.2 77 % Publicly Traded Shares 44.0 23 % Total Shares 188.2 100 % Warrants Outstanding17 20.5 Other Key Items

GAAP Statements of Income

$000, except per share amounts and where otherwise noted	Three Months Ended Dec 31, 2020	Three Months Ended Dec 31, 2021	Year Ended Dec 31, 2020	Year Ended Dec 31, 2021
Revenues				
Management fees	$ 79,639	$ 95,201	$ 310,745	$ 351,216
Incentive fees	73,602	94,234	111,650	173,853
Other operating income	2,247	1,160	7,586	6,523
Total operating revenues	155,488	190,595	429,981	531,592
Expenses				
Employee compensation and benefits	202,006	101,783	388,465	333,837
General, administrative and other	26,530	22,037	84,631	88,351
Total operating expenses	228,536	123,820	473,096	422,188
Operating income (loss)	(73,048)	66,775	(43,115)	109,404
Investment income	9,042	12,256	10,742	52,495
Interest expense	(5,931)	(5,598)	(23,446)	(20,084)
Other income (expense)	1,075	1,009	(9,562)	3,394
Change in fair value of warrant liabilities	(13,315)	10,084	(13,315)	7,853
Net other income (expense)	(9,129)	17,751	(35,581)	43,658
Income (loss) before income taxes	(82,177)	84,526	(78,696)	153,062
Provision for income taxes	2,796	7,002	4,506	10,993
Net income (loss)	(84,973)	77,524	(83,202)	142,069
Less: Net income attributable to redeemable noncontrolling interest	8,469	—	14,069	19,827
Less: Net income attributable to noncontrolling interests in subsidiaries	7,744	6,473	11,617	36,912
Less: Net income (loss) attributable to noncontrolling interests in GCMH	(105,235)	56,828	(112,937)	63,848
Net income attributable to GCM Grosvenor Inc.	$ 4,049	$ 14,223	$ 4,049	$ 21,482
Earnings (loss) per share of Class A common stock[18]:				
Basic	$ 0.10	$ 0.32	$ 0.10	$ 0.49
Diluted	$ (0.58)	$ 0.29	$ (0.58)	$ 0.28
Weighted average shares of Class A common stock outstanding[18]:				
Basic (in millions)	40.0	44.0	40.0	43.8
Diluted (in millions)	184.2	189.1	184.2	189.1

18. There were no shares of Class A common stock outstanding prior to November 17, 2020, therefore no earnings (loss) per share information has been presented for any period prior to that date. For the quarter and year ended December 31, 2020, represents earnings (loss) per share of Class A common stock and weighted-average shares of Class A common stock outstanding for the period from November 17, 2020 through December 31, 2020.

GCM GROSVENOR 13

Summary of Non-GAAP Financial Measures[19]

$000, except per share amounts and where otherwise noted	Three Months Ended Dec 31, 2020	Three Months Ended Dec 31, 2021	Year Ended Dec 31, 2020	Year Ended Dec 31, 2021
Adjusted EBITDA				
Revenues				
Private markets strategies	$ 38,390	$ 49,071	$ 149,990	$ 175,447
Absolute return strategies	38,808	42,947	152,349	165,397
Management fees, net[20]	77,198	92,018	302,339	340,844
Administrative fees and other operating income	2,247	1,160	7,586	6,523
Fee-Related Revenue	**79,445**	**93,178**	**309,925**	**347,367**
Less:				
Cash-based employee compensation and benefits, net[21]	(38,467)	(39,144)	(158,194)	(159,791)
General, administrative and other, net[22]	(14,202)	(17,252)	(56,662)	(67,175)
Fee-Related Earnings	**26,776**	**36,782**	**95,069**	**120,401**
Fee-Related Earnings Margin	***34%***	***39%***	***31 %***	***35 %***
Incentive fees:				
Performance fees	51,105	42,627	52,726	51,947
Carried interest	22,497	51,607	58,924	121,906
Incentive fee related compensation and NCI:				
Cash-based incentive fee related compensation	(11,454)	(21,921)	(11,454)	(28,002)
Carried interest compensation, net[23]	(13,795)	(26,587)	(34,970)	(69,079)
Carried interest attributable to noncontrolling interests	(7,764)	(3,126)	(16,089)	(21,304)
Realized investment income, net of amount attributable to noncontrolling interests in subsidiaries[24]	—	867	—	1,496
Interest income	10	3	377	18
Other (income) expense	(36)	(25)	147	60
Depreciation	542	400	2,314	1,688
Adjusted EBITDA	**67,881**	**80,627**	**147,044**	**179,131**
Adjusted EBITDA Margin	***44%***	***43%***	***35 %***	***34 %***
Adjusted Net Income Per Share				
Adjusted EBITDA	**67,881**	**80,627**	**147,044**	**179,131**
Depreciation	(542)	(400)	(2,314)	(1,688)
Interest expense	(5,931)	(5,598)	(23,446)	(20,084)
Adjusted Pre-Tax Income	**61,408**	**74,629**	**121,284**	**157,359**
Adjusted income taxes[25]	(15,351)	(17,871)	(30,321)	(38,553)
Adjusted Net Income	**46,057**	**56,758**	**90,963**	**118,806**
Adjusted shares outstanding (in millions)	185.1	189.1	185.1	189.1
Adjusted Net Income per Share - diluted	**$ 0.25**	**$ 0.30**	**$ 0.49**	**$ 0.63**

19, 21-25. See Notes towards the end of the document.

20. Excludes fund reimbursement revenue of $2.4 million and $3.2 million for the three months ended December 31, 2020 and December 31, 2021, respectively, and $8.4 million and $10.4 million for the years ended December 31, 2020 and December 31, 2021, respectively.

GCM GROSVENOR 14

Appendix

Only Alternative Solutions Provider Covering the Full Range of Strategies

Client Value Proposition

Unparalleled flexibility

- Customized solutions and specialized funds
- Primary, secondary, co-invest, and direct
- 45%+ of top 50 clients by AUM in multiple investment strategies[26]

Deeply embedded with our clients

- 74% of AUM in customized programs
- Cornerstone of clients' alternative programs
- Clients leverage our full investment and operational infrastructure
- 85%+ of top clients added capital in last 3 years[28]

Strong economic value proposition

- Significant share of capital invested through means of unique access and preferential fee terms[27]
- Sourcing engine drives proprietary and opportunistic deal flow



Real Estate
($4.0bn)
Absolute Return
($26.6bn)
Alternative Credit
($12.4bn)
Private Equity
($26.2bn)
Infrastructure
($9.1bn)
ESG / Impact
($17.4bn)
Primary
Direct
Co-Invest
Secondary
$72.1bn
Alternative Investment platform[26]

Strong Business Momentum

Highly visible incremental revenue

- Revenue from prior year FPAUM growth
- $7.7b CNYFPAUM will turn on fees
- Robust specialized funds pipeline
- ~90% re-up success[29]

Upside from incentive fees

- Firm share of carried interest +149% YoY diversified across 137 programs
- Run rate annual performance fees[12] +15% YoY diversified across 50 programs
- Growing firm net margin on incentive fees

Significant margin expansion

- Embedded operating leverage drives future scalability
- 12% FRR growth generated 27% FRE growth in 2021

26. AUM as of December 31, 2021; ESG / Impact and Alternative Credit investments overlap with investments in other strategies.
12, 27-29. See Notes towards the end of the document.

GCM GROSVENOR 16

17Note: AUM as of December 31, 2021. Management fees for the twelve months ended December 31, 2021. Strong Value Proposition Drives Diversified, Long-Tenured Client Base 42% 14% 8% 16% 6% 7% 6% 1% Our client base is institutional and stable % of AUM Our client base is global % of AUM Our client base is diversified % of management fees No single client contributes more than 5% of our management fees 64% 24% 12% Sovereign Entities Union Pensions Corporate Pensions Financial Institutions Other Institutional High Net Worth/ Family Office Endowments & Foundations 41% 14% 15% 9% 7% 5% 8% 61%23% 11% 5% AmericasAPAC EMEA Rest of world 22% 13% 65% Other Top 1-10 Top 11-20 Public Pensions $72.1B of AUM across over 500 institutional clients 12yrs Average relationship of our 25 largest clients by AUM 88% of 25 largest clients by AUM have expanded investment relationship in the last 3 years

Illustrative Client Economic Value Proposition: Absolute Return Strategies

Example: $300M Fee Paying; $300M Non-Fee Paying. Assuming 0% gross return.

- GCM Grosvenor offers large Absolute Return Strategies clients a 'hybrid model' through which the firm provides advisory services for a non-fee paying client directed portfolio alongside the client's GCM managed fee-paying portfolio
- Under this structure, the client benefits from GCM Grosvenor's fee savings derived as a consequence of our size and scale
- This structure results in a highly advantageous constructive fee

	Fee Paying[30] *$300 million*	**Non-Fee Paying** *$300 million*
Management fee at the GCM Grosvenor portfolio level	*60 bps*	*0 bps*
Fee savings at the underlying fund level	*(50 bps)*[31]	*(50 bps)*[31]
GCM Grosvenor management fee, net of fee savings	*10 bps*	*(50 bps)*

GCM Grosvenor achieves fee savings in portfolios we both manage and advise.

Constructive GCM Grosvenor management fee[32]	*30 bps*
Less fee savings	*(50 bps)*
Constructive GCM Grosvenor management fee, net of fee savings	*(20 bps)*

30. This hypothetical portfolio has an annual performance fee component of 5% over a hurdle (capped at 5%) of 90-day U.S. T-Bill plus 2%.
31. Fee savings is shown for illustrative purposes only, and is not intended to imply that any GCM Grosvenor portfolio will achieve such savings over any period. Fee savings varies by GCM Grosvenor portfolio and our calculation of fee savings is subject to a number of assumptions. Fee savings may be greater at higher rates of return for certain portfolios.
32. Reflects the weighted-average GCM Grosvenor portfolio-level management fee across the fee-paying and non-fee-paying portions reflected above, assuming a 50/50 AUM split between the two. In practice many large institutional clients have greater than 50% of their absolute return programs being managed on a direct basis and consequently the value of a relationship with GCM Grosvenor is greater.

GCM GROSVENOR 18

Absolute Return Strategies Has Solid Year-Over-Year Results $39 $45 2020 2021 15% Run-Rate Annual Performance Fees (mm)33 Growth in Earnings Power From Management Fees 19 Strong Performance + Incentive Fee Earnings Power 7.2% 9.3% 6.8% YTD Ending 12/31/21 3Yrs Ending 12/31/21 5Yrs Ending 12/31/21 Absolute Return Strategies Performance Overall Gross Performance $24.1 $25.6 2020 2021 6% Absolute Return Strategies Fee-Paying AUM (bn) 0.66% 0.67% 0.82% 0.83% Management Fee Management Fee + Run-Rate Performance Fee at End of Period Q4 2020 Q4 2021 Absolute Return Strategies Average Fee Rate33 $38.8 $42.9 Q4 2020 Q4 2021 Stable to Expanding Fee Rates Absolute Return Strategies Management Fees (mm) 11% 33. Run-Rate Annual Performance Fees reflect the potential annual performance fees generated by performance fee-eligible AUM at an 8% gross return for both multi-strategy and credit strategies, and a 10% gross return for specialized opportunity strategies, before cash-based incentive fee related compensation.

20 Illustrative Client Economic Value Proposition: Private Markets Example: $1.0Bn Program – Direct Primary Program vs. Direct Primary + GCM Grosvenor-Managed Co-Investment Program Direct Primary Only Program $1.0 billion Management fee at the underlying fund level 200 bps Management fee at the GCM Grosvenor portfolio level 0 bps Total Management Fees 200 bps Carried interest at the underlying fund level 20% Carried interest at the GCM Grosvenor portfolio level 0% Total Carried Interest 20% 200 bps 0 bps 20% 0% Direct Primaries Program $650 million GCM Grosvenor Managed Co-Investment Program $350 million 0 bps 100 bps 0% 10% 165 bps ~16.5%

21 $000 Dec 31, 2020 Dec 31, 2021 Assets Cash and cash equivalents $ 198,146 $ 96,185 Management fees receivable 14,524 21,693 Incentive fees receivable 69,424 91,601 Due from related parties 11,326 11,777 Investments 166,273 226,345 Premises and equipment, net 7,870 5,411 Intangible assets, net 8,588 6,256 Goodwill 28,959 28,959 Deferred tax assets, net 74,153 68,542 Other assets 53,015 24,855 Total assets 632,278 581,624 Liabilities and Equity (Deficit) Accrued compensation and benefits 74,681 98,132 Employee related obligations 25,274 30,397 Debt 335,155 390,516 Payable to related parties pursuant to the tax receivable agreement 60,518 59,366 Warrant liabilities 42,793 30,981 Accrued expenses and other liabilities 60,926 28,033 Total liabilities 599,347 637,425 Commitments and contingencies Redeemable noncontrolling interest 115,121 — Preferred stock, $0.0001 par value, 100,000,000 shares authorized, none issued — — Class A common stock, $0.0001 par value, 700,000,000 authorized; 40,835,093 and 43,964,090 issued and outstanding as of December 31, 2020 and December 31, 2021, respectively 4 4 Class B common stock, $0.0001 par value, 500,000,000 authorized, none issued — — respectively 14 14 Additional paid-in capital 2,705 1,501 Accumulated other comprehensive loss (2,233) (1,007) Retained earnings (29,832) (26,222) Total GCM Grosvenor Inc. deficit (29,342) (25,710) Noncontrolling interests in subsidiaries 94,013 96,687 Noncontrolling interests in GCMH (146,861) (126,778) Total deficit (82,190) (55,801) Total liabilities and equity (deficit) $ 632,278 $ 581,624 GAAP Balance Sheets

22 Three Months Ended Year Ended $000 Dec 31, 2020 Sep 30, 2021 Dec 31, 2021 Dec 31, 2020 Dec 31, 2021 Components of GAAP Employee Compensation and Benefits Cash-based employee compensation and benefits, net34 $ 38,467 $ 39,200 $ 39,144 $ 158,194 $ 159,791 Cash-based incentive fee related compensation 11,454 3,380 21,921 11,454 28,002 Carried interest compensation, net35 13,795 17,022 26,587 34,970 69,079 Partnership interest-based compensation 133,977 6,029 6,713 172,358 27,671 Equity-based compensation — 5,878 5,672 — 44,190 Severance 4,588 592 1,128 7,636 3,110 Other non-cash compensation 1,204 1,080 596 4,564 3,300 Non-cash carried interest compensation (1,479) (314) 22 (711) (1,306) GAAP employee compensation and benefits $ 202,006 $ 72,867 $ 101,783 $ 388,465 $ 333,837 34-35. See Notes towards the end of the document. Components of GAAP Expenses

23 Three Months Ended Year Ended $000 Dec 31, 2020 Sep 30, 2021 Dec 31, 2021 Dec 31, 2020 Dec 31, 2021 Net Incentive Fees Attributable to GCM Grosvenor Incentive fees: Performance fees $ 51,105 $ 316 $ 42,627 $ 52,726 $ 51,947 Carried interest 22,497 28,862 51,607 58,924 121,906 Total Incentive Fees $ 73,602 $ 29,178 $ 94,234 $ 111,650 $ 173,853 Less incentive fees contractually owed to others: Cash carried interest compensation (12,316) (16,708) (26,609) (34,259) (67,773) Non-cash carried interest compensation (1,479) (314) 22 (711) (1,306) Carried interest attributable to redeemable noncontrolling interest holder (4,451) — — (7,751) (8,059) Carried interest attributable to other noncontrolling interest holders, net (3,313) (3,187) (3,126) (8,338) (13,245) Firm share of incentive fees10 52,043 8,969 64,521 60,591 83,470 Less: Cash-based incentive fee related compensation (11,454) (3,380) (21,921) (11,454) (28,002) Net incentive fees attributable to GCM Grosvenor $ 40,589 $ 5,589 $ 42,600 $ 49,137 $ 55,468 % of Firm Share of Incentive Fees 78% 62% 66% 81% 66 % Reconciliation to Non-GAAP Metrics 10. See Notes towards the end of the document.

Reconciliation to Non-GAAP Metrics

	Three Months Ended			Year Ended	
$000	Dec 31, 2020	Sep 30, 2021	Dec 31, 2021	Dec 31, 2020	Dec 31, 2021
Adjusted Pre-Tax Income & Adjusted Net Income					
Net income attributable to GCM Grosvenor Inc.	**$ 4,049**	**$ 4,056**	**$ 14,223**	**$ 4,049**	**$ 21,482**
Plus:					
Net income (loss) attributable to noncontrolling interests in GCMH	(105,235)	8,508	56,828	(112,937)	63,848
Provision for income taxes	2,796	2,450	7,002	4,506	10,993
Change in fair value of derivatives	(1,101)	—	—	8,572	(1,934)
Change in fair value of warrant liabilities	13,315	9,550	(10,084)	13,315	(7,853)
Amortization expense	1,876	583	583	7,504	2,332
Severance	4,588	592	1,128	7,636	3,110
Transaction expenses[36]	7,829	744	600	11,603	7,827
Loss on extinguishment of debt	—	—	—	1,514	675
Changes in tax receivable agreement liability and other[37]	10	(1,097)	(557)	380	(1,372)
Partnership interest-based compensation	133,977	6,029	6,713	172,358	27,671
Equity-based compensation	—	5,878	5,672	—	44,190
Other non-cash compensation	1,204	1,080	596	4,564	3,300
Less:					
Unrealized investment income, net of noncontrolling interests	(421)	(6,278)	(8,097)	(1,069)	(15,604)
Non-cash carried interest compensation	(1,479)	(314)	22	(711)	(1,306)
Adjusted Pre-Tax Income	**61,408**	**31,781**	**74,629**	**121,284**	**157,359**
Less:					
Adjusted income taxes[25]	(15,351)	(7,945)	(17,871)	(30,321)	(38,553)
Adjusted Net Income	**$ 46,057**	**$ 23,836**	**$ 56,758**	**$ 90,963**	**$ 118,806**

25, 36-37. See Notes towards the end of the document.

GCM GROSVENOR 24

25 Three Months Ended Year Ended $000 Dec 31, 2020 Sep 30, 2021 Dec 31, 2021 Dec 31, 2020 Dec 31, 2021 Adjusted EBITDA Adjusted Net Income $ 46,057 $ 23,836 $ 56,758 $ 90,963 $ 118,806 Plus: Adjusted income taxes25 15,351 7,945 17,871 30,321 38,553 Depreciation expense 542 408 400 2,314 1,688 Interest expense 5,931 5,432 5,598 23,446 20,084 Adjusted EBITDA $ 67,881 $ 37,621 $ 80,627 $ 147,044 $ 179,131 Fee-Related Earnings Adjusted EBITDA 67,881 37,621 80,627 147,044 179,131 Less: Incentive fees (73,602) (29,178) (94,234) (111,650) (173,853) Depreciation expense (542) (408) (400) (2,314) (1,688) Other non-operating income (expense) 26 (25) 22 (524) (78) Realized investment income, net of amount attributable to noncontrolling interests in subsidiaries24 — (629) (867) — (1,496) Plus: Incentive fee-related compensation 25,249 20,402 48,508 46,424 97,081 Carried interest attributable to redeemable noncontrolling interest holder 4,451 — — 7,751 8,059 Carried interest attributable to other noncontrolling interest holders, net 3,313 3,187 3,126 8,338 13,245 Fee-Related Earnings $ 26,776 $ 30,970 $ 36,782 $ 95,069 $ 120,401 24-25. See Notes towards the end of the document. Reconciliation to Non-GAAP Metrics

26 Three Months Ended Year Ended $000, except per share amounts and where otherwise noted Dec 31, 2020 38 Dec 31, 2021 Dec 31, 2020 38 Dec 31, 2021 Adjusted Net Income Per Share Adjusted Net Income $ 46,057 $ 56,758 $ 90,963 $ 118,806 Weighted-average shares of Class A common stock outstanding - basic (in millions) 40.0 44.0 40.0 43.8 Exercise of private warrants - incremental shares under the treasury stock method (in millions) — — — 0.1 Exercise of public warrants - incremental shares under the treasury stock method (in millions) — — — 0.7 Exchange of partnership units (in millions) 144.2 144.2 144.2 144.2 Assumed vesting of RSUs - incremental shares under the treasury stock method (in millions) — 0.8 — 0.3 Weighted-average shares of Class A common stock outstanding - diluted (in millions) 184.2 189.1 184.2 189.1 Effective dilutive warrants, if antidilutive for GAAP (in millions) 0.9 — 0.9 — Effective RSUs, if antidilutive for GAAP (in millions) — — — — Adjusted shares - diluted (in millions) 185.1 189.1 185.1 189.1 Adjusted Net Income Per Share - diluted $ 0.25 $ 0.30 $ 0.49 $ 0.63 Note: Amounts may not foot due to rounding. 38. See Notes towards the end of the document. Reconciliation to Adjusted Net Income Per Share

27 $mm Private Markets Strategies Absolute Return Strategies Total FPAUM Contracted Not Yet FPAUM Total AUM Fee-Paying AUM Beginning of Period (October 1, 2021) $ 31,113 $ 25,505 $ 56,618 $ 7,921 $ 70,485 Contributions from CNYFPAUM 562 9 571 Contributions from New Capital Raised 1,749 602 2,351 Withdrawals (22) (548) (570) Distributions (501) (102) (603) Change in Market Value 246 111 357 Foreign Exchange, Other (67) (2) (69) End of Period Balance (December 31, 2021) $ 33,080 $ 25,575 $ 58,655 $ 7,683 $ 72,130 % Change 6% 0% 4% -3% 2 % Three Months Ended December 31, 2021 Year Ended December 31, 2021 $mm Private Markets Strategies Absolute Return Strategies Total FPAUM Contracted Not Yet FPAUM Total AUM Fee-Paying AUM Beginning of Period (January 1, 2021) $ 27,839 $ 24,130 $ 51,969 $ 7,057 $ 61,943 Contributions from CNYFPAUM 2,966 129 3,095 Contributions from New Capital Raised 4,049 2,187 6,236 Withdrawals (28) (2,137) (2,165) Distributions (2,663) (319) (2,982) Change in Market Value 596 1,646 2,242 Foreign Exchange, Other 321 (61) 260 End of Period Balance (December 31, 2021) $ 33,080 $ 25,575 $ 58,655 $ 7,683 $ 72,130 % Change 19% 6% 13% 9% 16 % Quarterly Growth in FPAUM and AUM

Management Fee Detail[39]

$000	Three Months Ended Dec 31, 2020	Sep 30, 2021	Dec 31, 2021	Year Ended Dec 31, 2020	Dec 31, 2021
Management Fees					
Private Markets					
Specialized Funds	$ 11,678	$ 15,265	$ 20,015	$ 45,727	$ 62,677
Average Fee Rate[40]	*0.73 %*	*0.75 %*	*0.78 %*	*0.71 %*	*0.80 %*
Customized Separate Accounts	26,712	28,378	29,056	104,263	112,770
Average Fee Rate	*0.50 %*	*0.49 %*	*0.48 %*	*0.50 %*	*0.49 %*
Private Markets Management Fees	**38,390**	**43,643**	**49,071**	**149,990**	**175,447**
Average Fee Rate - Private Markets[40]	*0.55 %*	*0.55 %*	*0.56 %*	*0.55 %*	*0.56 %*
Absolute Return Strategies Management Fees	**38,808**	**41,878**	**42,947**	**152,349**	**165,397**
Average Fee Rate - Absolute Return Strategies (Management Fee Only)	*0.66 %*	*0.66 %*	*0.67 %*	*0.64 %*	*0.66 %*
Average Fee Rate - Absolute Return Strategies (Actual Management Fee + Run Rate Performance Fee at End of Period)[41]	*0.82 %*	*0.82 %*	*0.83 %*	*0.79 %*	*0.83 %*

39. Excludes fund reimbursement revenue of $2.4 million, $2.3 million and $3.2 million for the three months ended December 31, 2020, September 30, 2021 and December 31, 2021, respectively, and $8.4 million and $10.4 million for the years ended December 31, 2020 and December 31, 2021, respectively.
40. Average fee rate excludes effect of catch-up management fees.
41. The run rate on annual performance fees reflects potential annual performance fees generated by performance fee-eligible AUM at a 8% gross return for both multi-strategy and credit strategies, and a 10% gross return for specialized opportunity strategies. The metric is calculated as the actual management fees during the period, plus the run rate performance fee from the end of the period, divided by the average fee-paying AUM over the period.

GCM GROSVENOR 28

Private Markets Strategies Performance Metrics

Realized and Partially Realized Investments ($bn)

Strategy		Commitments	Contributions	Distributions	Current Value	Investment Net TVPI	Investment Net IRR	PME IRR	PME Index
Private Equity									
Primary Fund Investments[42]	$	11,477 $	12,583 $	20,508 $	3,008	1.87	14.2 %	9.4 %	S&P 500
Secondaries Investments[43]		292	266	331	79	1.54	19.0 %	11.5 %	S&P 500
Co-Investments/Direct Investments[44]		2,569	2,467	4,267	507	1.94	22.0 %	14.7 %	S&P 500
Infrastructure[45]		2,170	2,146	2,906	473	1.57	11.1 %	6.2 %	MSCI World Infrastructure
Real Estate[46]		387	421	646	28	1.60	20.8 %	8.1 %	FNERTR Index
ESG and Impact Strategies									
Diverse Managers[47]		1,538	1,668	2,601	791	2.03	24.1 %	12.8 %	S&P 500
Labor Impact Investments	$	— $	— $	— $	—	n/a	n/a	n/a	MSCI World Infrastructure

Note: Returns for each strategy are presented from the date the firm established a dedicated team focused on such strategy through September 30, 2021. Investment net returns are net of investment-related fees and expenses, including fees paid to underlying managers, but do not reflect management fees, incentive compensation, or carried interest to GCM Grosvenor or any expenses of any account or vehicle GCM Grosvenor manages. Data does not include investments that were transferred at the request of investors prior to liquidation and are no longer managed by GCM Grosvenor. Past performance is not necessarily indicative of future results.

42-47. See Notes towards the end of the document.

GCM GROSVENOR 29

Private Markets Strategies Performance Metrics

All Investments ($bn)

Strategy		Commitments	Contributions	Distributions	Current Value	Investment Net TVPI	Investment Net IRR	PME IRR	PME Index
Private Equity									
Primary Fund Investments[42]	$	21,810 $	19,610 $	23,731 $	9,574	1.70	13.2 %	11.0 %	S&P 500
Secondary Investments[43]		1,186	1,052	519	1,101	1.54	21.3 %	15.3 %	S&P 500
Co-Investments/Direct Investments[44]		6,187	5,734	4,564	4,867	1.64	19.3 %	15.8 %	S&P 500
Infrastructure[45]		6,583	5,569	3,699	3,952	1.37	10.0 %	6.2 %	MSCI World Infrastructure
Real Estate[46]		2,493	1,938	1,149	1,230	1.23	11.9 %	10.6 %	FNERTR Index
Multi-Asset Class Programs		2,424	2,367	1,310	2,333	1.54	37.2 %	N/A	N/A
ESG and Impact Strategies									
Diverse Managers[47]		7,687	6,053	3,843	6,175	1.66	20.8 %	15.6 %	S&P 500
Labor Impact Investments		391	313	3	363	1.17	13.7 %	3.3 %	MSCI World Infrastructure

Note: Returns for each strategy are presented from the date the firm established a dedicated team focused on such strategy through September 30, 2021. Investment net returns are net of investment-related fees and expenses, including fees paid to underlying managers, but do not reflect management fees, incentive compensation, or carried interest to GCM Grosvenor or any expenses of any account or vehicle GCM Grosvenor manages. Data does not include investments that were transferred at the request of investors prior to liquidation and are no longer managed by GCM Grosvenor. Past performance is not necessarily indicative of future results.

42-47. See Notes towards the end of the document.

GCM GROSVENOR 30

31 Annualized Returns Periods Ended Dec 31, 2021 Assets Under Management as of Dec 31, 2021 (Bn) One Year Three Year Five Year Since Inception Gross Net Gross Net Gross Net Gross Net Absolute Return Strategies (Overall) $ 26.6 7.2% 6.4% 9.3% 8.5% 6.8% 6.0% 7.3% 6.1 % GCMLP Diversified Multi-Strategy Composite $ 13.5 6.9% 6.1% 9.7% 8.9% 7.0% 6.2% 8.2% 6.8 % Note: Absolute Return Strategies (Overall) is since 1996. GCMLP Diversified Multi-Strategy Composite is since 1993. Absolute Return Strategies Performance

Notes

3. Diverse Manager investments include investments managed by or sponsored by a diverse manager, based on GCM Grosvenor's definition of a diverse manager, which is determined by thresholds of manager economic ownership by diverse parties (race, gender, sexual orientation, veterans, disabled persons). Additional information regarding these definitions and methodologies is available upon request.
4. The data regarding ESG themes presented above and otherwise contained herein is based on the amount committed to and invested in investments by GCM Grosvenor-managed portfolios as of the date above, based on the assessment of each such investment by GCM Grosvenor investment team members. The relevant investments are placed into categories that are generally consistent with the categories presented in the UN PRI Impact Investing Market Map. Primary fund assessments are based on whether a significant part of the expected strategy of the primary fund falls into an ESG category. Co-investment categorizations are based either on categories represented by the co-investment sponsor or the underlying portfolio company. Diverse Manager investments include investments managed by or sponsored by a diverse manager, based on GCM Grosvenor's definition of a diverse manager, which is determined by thresholds of manager economic ownership by diverse parties (race, gender, sexual orientation, veterans, disabled persons). There is significant subjectivity in placing an investment in a particular category, and conventions and methodologies used by GCM Grosvenor in categorizing investments and calculating the data presented may differ from those used by other investment managers. Additional information regarding these conventions and methodologies is available upon request.
5. We received an A+ rating from PRI in 2020 for our approach to strategy and governance, and an A+ rating for ESG integration in private equity manager selection, approval, and monitoring. For the full GCM Grosvenor PRI Transparency Report and assessment methodology, visit the Principles for Responsible Investment website.
6. Some investments are counted in more than one ESG category.
9. For comparison purposes, presented as if the Mosaic repurchase occurred as of the earliest period presented.
10. Firm share represents net of contractual obligations but before discretionary cash based incentive compensation.
11. Represents consolidated view, including all NCI and compensation related awards.
12. Run-Rate Annual Performance Fees reflect the potential annual performance fees generated by performance fee-eligible AUM at an 8% gross return for both multi-strategy and credit strategies, and a 10% gross return for specialized opportunity strategies, before cash-based incentive fee related compensation.
19. Adjusted EBITDA and Adjusted Net Income per share are non-GAAP financial measures. See Appendix for the reconciliations of our non-GAAP financial measures to the most comparable GAAP metric.
21. Excludes severance expenses of $4.6 million and $1.1 million for the three months ended December 31, 2020 and December 31, 2021, respectively, and $7.6 million and $3.1 million for the years ended December 31, 2020 and December 31, 2021, respectively.
22. General, administrative and other, net is comprised of the following:

	Three Months Ended		Year Ended	
$000	Dec 31, 2020	Dec 31, 2021	Dec 31, 2020	Dec 31, 2021
Components of general, administrative and other, net				
General, administrative and other	(26,530)	(22,037)	(84,631)	(88,351)
Plus:				
Transaction expenses	7,829	600	11,603	7,827
Fund reimbursement revenue	2,441	3,183	8,406	10,372
Amortization expense	1,876	583	7,504	2,332
Non-core items	182	419	456	645
Total general, administrative and other, net	**(14,202)**	**(17,252)**	**(56,662)**	**(67,175)**

23. Excludes the impact of non-cash carried interest expense of $1.5 million and $0.0 million for the three months ended December 31, 2020 and December 31, 2021, respectively, and $0.7 million and $1.3 million for the years ended December 31, 2020 and December 31, 2021, respectively.
24. Investment income or loss is generally realized when the Company redeems all or a portion of its investment or when the Company receives or is due cash, such as a from dividends or distributions. Amounts were *de minimis* for periods prior to the Mosaic repurchase on July 2, 2021.
25. Represents corporate income taxes at a blended statutory rate of 24.5% applied to Adjusted Pre-Tax Income for 2021 (adjusted from 25.0% in Q4 2021) and a 25.0% rate for 2020 and periods prior. The 24.5% and 25.0% are based on a federal statutory rate of 21.0% and a combined state, local and foreign rate net of federal benefits of 3.5% and 4.0%, respectively. As we were not subject to U.S. federal and state income taxes prior to the Transaction, the blended statutory rate of 25.0% has been applied to periods prior to the Transaction for comparability purposes.

GCM GROSVENOR 32

33 Notes (continued) 27. Defined by improved fee structures and capacity constrained funds. 28. Represents top 25 clients by AUM. 29. For Private Markets customized separate accounts from January 1, 2017 through December 31, 2021. 34. Excludes severance expenses of $4.6 million, $0.6 million and $1.1 million for the three months ended December 31, 2020, September 30, 2021 and December 31, 2021, respectively, and $7.6 million and $3.1 million for the years ended December 31, 2020 and December 31, 2021, respectively. 35. Excludes the impact of non-cash carried interest expense of $1.5 million, $0.3 million and $0.0 million for the three months ended December 31, 2020, September 30, 2021 and December 31, 2021, respectively, and $0.7 million and $1.3 million for the years ended December 31, 2020 and December 31, 2021, respectively. 36. Represents 2020 expenses related to the Mosaic transaction and the Transaction and 2021 expenses related to a debt offering, other contemplated corporate transactions, and other public company transition expenses. 37. For the three months ended September 30, 2021 and the year ended December 31, 2021, includes $1.3 million that was recognized as other income related to the disgorgement of statutory short-swing “profits” from a holder of our Class A common stock. 38. As Class A common stock did not exist prior to the Transaction, the computation of Adjusted Net Income Per Share assumes the same weighted average shares of Class A common stock outstanding, dilutive warrants, and number of adjusted shares outstanding as of December 31, 2020 and for all periods prior to the Transaction. 42. Reflects primary fund investments since 2000. Excludes certain private markets credit fund investments outside of private equity programs. 43. GCM Grosvenor established a dedicated private equity secondaries vertical in September 2014. Track record reflects all secondaries investments since the new vertical was formed. 44. GCM Grosvenor established a dedicated Private Equity Co-Investment Sub-Committee and adopted a more targeted, active co-investment strategy in December 2008. Track record reflects co-investments/direct investments made since 2009. 45. Reflects infrastructure investments since 2006. Infrastructure investments exclude labor impact investments. 46. Reflects real estate investments since 2010. In 2010, GCM Grosvenor established a dedicated Real Estate team and adopted a more targeted, active real estate strategy. 47. Since 2007.

34 Adjusted Net Income is a non-GAAP measure that we present on a pre-tax and after-tax basis to evaluate our profitability. Adjusted Pre-Tax Income represents net income attributable to GCM Grosvenor Inc. including (a) net income (loss) attributable to GCMH, excluding (b) provision (benefit) income taxes, (c) changes in fair value of derivatives and warrants, (d) amortization expense, (e) partnership interest-based and non-cash compensation, (f) equity-based compensation, (g) unrealized investment income, (h) changes in tax receivable agreement liability and (i) certain other items that we believe are not indicative of our core performance, including charges related to corporate transactions and employee severance. We believe adjusted pre-tax income is useful to investors because it provides additional insight into the operating profitability of our business. Adjusted Net Income represents Adjusted Pre-Tax Income minus adjusted income taxes, which represents corporate income taxes at a blended statutory rate of 24.5% applied to Adjusted Pre-Tax Income for 2021 (adjusted from 25.0% in Q4 2021) and a 25.0% rate for 2020 and periods prior. The 24.5% and 25.0% are based on a federal statutory rate of 21.0% and a combined state, local and foreign rate net of federal benefits of 3.5% and 4.0%, respectively. As we were not subject to U.S. federal and state income taxes prior to the Transaction, the blended statutory rate of 25.0% has been applied to periods prior to the Transaction for comparability purposes. Adjusted Net Income Per Share is a non-GAAP measure that is calculated by dividing Adjusted Net Income by adjusted shares outstanding. Adjusted shares outstanding assumes the hypothetical full exchange of limited partnership interests in GCMH into Class A common stock of GCM Grosvenor Inc., the full exercise of outstanding warrants for Class A common stock of GCM Grosvenor Inc. and the full vesting of outstanding equity-based compensation. Adjusted EBITDA is a non-GAAP measure which represents Adjusted Net Income excluding (a) adjusted income taxes, (b) depreciation and amortization expense and (c) interest expense on our outstanding debt. We believe Adjusted EBITDA is useful to investors because it enables them to better evaluate the performance of our core business across reporting periods. Adjusted EBITDA Margin represents Adjusted EBITDA as a percentage of our total operating revenues, net of fund expense reimbursements. Fee-Related Revenue ("FRR") is a non-GAAP measure used to highlight revenues from recurring management fees and administrative fees. FRR represents total operating revenues less (a) incentive fees and (b) fund reimbursement revenue. Fee-Related Earnings (“FRE”) is a non-GAAP measure used to highlight earnings from recurring management fees and administrative fees. FRE represents Adjusted EBITDA further adjusted to exclude (a) incentive fees and related compensation and (b) other non-operating income, and to include depreciation expense. We believe FRE is useful to investors because it provides additional insights into the management fee driven operating profitability of our business. FRE Margin represents FRE as a percentage of our management fee and other operating revenue, net of fund expense reimbursements. Adjusted Revenue represents total operating revenues excluding reimbursement of expenses paid on behalf of GCM Funds and affiliates. Net Incentive Fees Attributable to GCM Grosvenor is a non-GAAP measure used to highlight fees earned from incentive fees that are attributable to GCM Grosvenor. Net incentive fees represent incentive fees excluding (a) incentive fees contractually owed to others and (b) cash-based incentive fee related compensation. Fee-Paying Assets Under Management (“FPAUM” or “Fee-Paying AUM") is a key performance indicator we use to measure the assets from which we earn management fees. Our FPAUM comprises the assets in our customized separate accounts and specialized funds from which we derive management fees. We classify customized separate account revenue as management fees if the client is charged an asset-based fee, which includes the vast majority of our discretionary AUM accounts. The FPAUM for our private market strategies typically represents committed, invested or scheduled capital during the investment period and invested capital following the expiration or termination of the investment period. Substantially all of our private markets strategies funds earn fees based on commitments or net invested capital, which are not affected by market appreciation or depreciation. Our FPAUM for our absolute return strategy is based on net asset value. Our calculations of FPAUM may differ from the calculations of other asset managers, and as a result, this measure may not be comparable to similar measures presented by other asset managers. Our definition of FPAUM is not based on any definition that is set forth in the agreements governing the customized separate accounts or specialized funds that we manage. Certain Definitions and Use of Non-GAAP Financials and Key Performance Indicators

35 Contracted, Not Yet Fee-Paying AUM (“CNYFPAUM”) represents limited partner commitments during or prior to the initial commitment or investment period where fees are expected to be charged in the future based on invested capital (capital committed to underlying investments) or on a scheduled ramp-in of total commitments. New Capital Raised is new limited partner commitments where fees are charged immediately at the initial commitment date. Assets Under Management (“AUM”) reflects the sum of (a) FPAUM, (b) CNYFPAUM and (c) other mark-to-market, insider capital and non-fee-paying assets under management. GCM Grosvenor refers to the combined accounts of (a) Grosvenor Capital Management Holdings, LLLP ("LLLP" or "GCMH"), an Delaware limited liability limited partnership, and its consolidated subsidiaries and (b) GCM, L.L.C., a Delaware limited liability company. Transaction refers to the business combination announced August 3, 2020 and completed on November 17, 2020 through which CFAC merged with and into GCM Grosvenor Inc., ceasing the separate corporate existence of CFAC with GCM Grosvenor Inc. becoming the surviving corporation. Following the business combination, the financial statements of GCM Grosvenor Inc. will represent a continuation of the financial statements of GCM Grosvenor with the transaction being treated as the equivalent of GCM Grosvenor issuing stock for the net assets of GCM Grosvenor, Inc., accompanied by a recapitalization. CF Finance Acquisition Corp. (“CFAC”) (NASDAQ: CFFA) was a special purpose acquisition company sponsored by Cantor Fitzgerald, a leading global financial services firm. GCM Grosvenor Inc. was incorporated in Delaware as a wholly owned subsidiary of Grosvenor Capital Management Holdings, LLLP, formed for the purpose of completing the Transaction. Pursuant to the Transaction, Grosvenor Capital Management Holdings, LLLP cancelled its shares in GCM Grosvenor Inc. no longer making GCM Grosvenor Inc. a wholly owned subsidiary of Grosvenor Capital Management Holdings, LLLP. NM Not Meaningful Certain Definitions and Use of Non-GAAP Financials and Key Performance Indicators (continued)

36 Forward-Looking Statements This presentation contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the expected future performance of GCM Grosvenor’s business, including anticipated incremental revenue from fundraising for specialized funds. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the historical performance of our funds may not be indicative of our future results; risks related to redemptions and termination of engagements; effect of the COVID-19 pandemic on our business; the variable nature of our revenues; competition in our industry; effects of domestic and foreign government regulation or compliance failures; operational risks and data security breaches; our ability to deal appropriately with conflicts of interest; market, geopolitical and economic conditions; identification and availability of suitable investment opportunities; risks relating to our internal control over financial reporting; and risks related to our ability to grow AUM and the performance of our investments. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” sections of the Annual Report on Form 10-K/A filed by GCM Grosvenor on May 10, 2021 and its other filings from time to time with the U.S. Securities and Exchange Commission. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and GCM Grosvenor assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law. Non-GAAP Financial Measures The non-GAAP financial measures contained in this presentation are not GAAP measures of GCM Grosvenor’s financial performance or liquidity and should not be considered as alternatives to net income (loss) as a measure of financial performance or cash flows from operations as measures of liquidity, or any other performance measure derived in accordance with GAAP. A reconciliation of such non-GAAP measures to their most directly comparable GAAP measure is included elsewhere in this presentation. You are encouraged to evaluate each adjustment to non-GAAP financial measures and the reasons management considers it appropriate for supplemental analysis. Our presentation of these measures should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. In addition, these measures may not be comparable to similarly titled measures used by other companies in our industry or across different industries. This presentation includes certain projections of non-GAAP financial measures including fee-related earnings. Due to the high variability and difficulty in making accurate forecasts and projections of some of the information excluded from these projected measures, together with some of the excluded information not being ascertainable or accessible, GCM Grosvenor is unable to quantify certain amounts that would be required to be included in the most directly comparable GAAP financial measures without unreasonable effort. Consequently, no disclosure of estimated comparable GAAP measures is included and no reconciliation of the forward looking non GAAP financial measures is included. Disclaimer